Exhibit 99.1

FOR RELEASE, Thursday, March 21, 2013	For Further Information Contact:
5:30 a.m. Pacific Daylight Time	Katoiya Marshall, Investor Relations Contact
(310) 893-7446 or kmarshall@kbhome.com
Susan Martin, Media Contact
(310) 231-4142 or smartin@kbhome.com
KB HOME REPORTS 2013 FIRST QUARTER RESULTS
Revenues Up 59% as Deliveries Grow 29% and Average Selling Price Increases 24%
Net Order Value Up 83%; Net Orders Increase 40%
Backlog Value Up 53% to $703.9 Million
LOS ANGELES (March 21, 2013) — KB Home (NYSE: KBH), one of the nation’s largest and most recognized homebuilders, today reported results for its first quarter ended February 28, 2013. Highlights and developments include the following:
Three Months Ended February 28, 2013

•
Revenues increased 59% to $405.2 million from $254.6 million for the first quarter of 2012 as a result of an increase in the number of homes delivered and a higher average selling price. Compared to the year-earlier quarter, revenues were up across all of the Company’s homebuilding regions.

◦	The Company delivered 1,485 homes, up 29% from the first quarter of 2012, reflecting increases in three of its four homebuilding regions.

◦
The overall average selling price of $271,300 was $52,300, or 24%, higher than the year-earlier quarter, marking the Company’s 11th consecutive quarter of year-over-year improvement, and its highest first-quarter average selling price since 2006.

▪
The higher average selling price in the current quarter reflected, among other things, the Company’s ongoing strategy of repositioning its operations to serve its core first-time and first move-up homebuyers in higher-performing choice locations in land-constrained growth markets that feature higher household incomes and greater demand for larger homes and more design options, as well as generally rising home prices.

▪	Average selling prices were higher in all four of the Company’s homebuilding regions, with year-over-year increases ranging from 13% in the Central region to 22% in the Southwest region.

•
Marking the third consecutive quarter that the Company has generated homebuilding operating income, and the first time it has posted first-quarter operating income since 2007, the Company produced operating income of $.5 million for the current quarter, a $31.6 million improvement from an operating loss of $31.1 million for the year-earlier quarter.

◦	As a percentage of homebuilding revenues, the Company’s homebuilding operating income improved 12.5 percentage points from an operating loss in the first quarter of 2012.

▪
The housing gross profit margin improved by 680 basis points to 14.8% from 8.0% in the year-earlier quarter. There were no inventory impairment charges in the 2013 first quarter, compared to $6.6 million of such charges a year ago.

*	The current quarter housing gross profit margin improved by 420 basis points from the 2012 first quarter housing gross profit margin, excluding the inventory impairment charges, of 10.6%.

*
The year-over-year improvement largely reflects the Company’s ongoing strategic actions targeting growth and profitability, which helped to drive higher revenues, reduce homebuyer closing cost allowances and generate greater operating efficiencies.

▪
Reflecting higher homebuilding revenues, the Company’s selling, general and administrative expenses increased to $59.1 million in the current quarter from $51.2 million in the same quarter a year ago. However, as a percentage of housing revenues, these expenses improved by 570 basis points to 14.7%.

*
The improved selling, general and administrative expense percentage reflected increased delivery volume and higher average selling prices, along with the Company’s focus on containing and leveraging its overhead costs.

*	The Company’s selling, general and administrative expense percentage was at its lowest first-quarter level since 2007.

•
Interest expense totaled $15.2 million, compared to $16.3 million in the year-earlier quarter. In the first quarter of 2012, interest expense included a $2.0 million loss on the early extinguishment of debt.

•
In the first quarter of 2013, the Company’s financial services operations generated pretax income of $2.7 million, compared to $2.0 million in the year-earlier quarter. In January, the Company in partnership with Nationstar Mortgage LLC, its preferred mortgage lender, formed a mortgage banking company that is expected to begin offering mortgage banking services to the Company’s homebuyers in the latter part of the year.

•
The Company’s current quarter net loss narrowed by $33.3 million, or 73%, to $12.5 million, compared to a net loss of $45.8 million in first quarter of 2012. On a per share basis, the Company’s net loss result also improved significantly to $.16 from $.59 in the year-earlier quarter.

Homebuyer Closing Cost Allowances Reclassification

•
Effective December 1, 2012, the Company elected to reclassify closing cost allowances it gives to certain homebuyers from selling, general and administrative expenses to construction and land costs in its consolidated statements of operations in order to be more consistent with the practice of other public homebuilders. This had the effect of decreasing both the Company’s housing gross profits and selling, general and administrative expenses by $2.1 million and $4.4 million for the three months ended February 28, 2013 and February 29, 2012, respectively, which represented .5% and 1.7% of housing revenues, respectively. The reclassification had no impact on consolidated operating income (loss) or net income (loss) amounts previously reported. All prior period amounts have been reclassified to conform to the 2013 presentation.

Backlog and Net Orders

•	Potential future housing revenues in backlog at February 28, 2013 increased to $703.9 million, up 53% from $460.0 million at February 29, 2012.

◦	The number of homes in the Company’s backlog rose 25% to 2,763 at February 28, 2013 from 2,203 at February 29, 2012.

•	The overall value of first quarter net orders was $506.8 million, up 83% from $277.5 million in the year-earlier quarter.

◦	Each of the Company’s four homebuilding regions generated a year-over-year increase in net order value, ranging from 41% in the Central region to 133% in the West Coast region.

•	Net orders rose 40% to 1,671 in the first quarter of 2013, up from 1,197 in the year-earlier quarter.

◦
The year-over-year increase in net orders reflected double-digit growth in each of the Company’s homebuilding regions, with increases ranging from 19% in the Central region to 83% in the West Coast region.

◦
The first quarter cancellation rate as a percentage of gross orders improved to 32% in 2013 from 36% in 2012. As a percentage of beginning backlog, the first quarter cancellation rate was 30% in 2013 and 31% in 2012.

Balance Sheet

•	Cash, cash equivalents and restricted cash totaled $668.7 million at February 28, 2013, up $101.6 million from $567.1 million at November 30, 2012.

◦	The Company’s unrestricted cash and cash equivalents increased by $99.2 million to $624.0 million from $524.8 million at November 30, 2012.

◦
The higher cash balance at February 28, 2013 was primarily due to the capital markets transactions completed in the current quarter, which generated total net proceeds of $332.9 million, as described below.

◦
In the current quarter, the Company’s operating activities used net cash of $211.0 million, up from $109.6 million in the first quarter of 2012, largely due to investments in land and land development that drove inventories higher in the first quarter of 2013 compared to the 2012 year-end level.

•	Inventories totaled $1.94 billion at February 28, 2013 and $1.71 billion at November 30, 2012.

◦
The Company’s land and land development investments totaled $344.9 million for the three months ended February 28, 2013, compared to $112.6 million for the prior-year quarter. The Company made strategic investments in each of its homebuilding regions in the current quarter, with the majority made in California, a key driver of the Company’s improving results.

◦	The Company owned or controlled 47,312 lots at February 28, 2013, an increase of 6% from 44,752 lots owned or controlled at November 30, 2012.

•
The Company’s debt balance of $1.96 billion at February 28, 2013 increased from $1.72 billion at November 30, 2012, reflecting the public issuance of $230 million in aggregate principal amount of 1.375% convertible senior notes due 2019, which generated net cash proceeds of $223.1 million.

◦	The Company’s next scheduled debt maturity is in 2014, when the remaining $76.0 million of its 5 3/4% senior notes become due.

◦
On March 12, 2013, the Company entered into a new $200 million unsecured revolving credit facility with a syndicate of financial institutions. The facility contains an accordion feature under which the aggregate commitment may be increased to up to $300 million, subject to certain conditions and the availability of additional bank commitments. The new facility supports the Company’s capital structure by providing an additional source of readily accessible liquidity. To date, the Company has not made any borrowings under this facility.

•
Stockholders’ equity increased to $473.1 million at February 28, 2013 from $376.8 million at November 30, 2012, largely due to the Company’s public issuance of 6,325,000 shares of its common stock on January 29, 2013, which generated net cash proceeds of $109.8 million.

Management Comments
“Our strategies targeting growth and profitability are working as evidenced by our significantly improved financial and operational results in the first quarter,” said Jeffrey Mezger, president and chief executive officer. “Our revenues grew by 59% from a year ago, driven by both higher deliveries and increased pricing power in our served markets, reflecting the success of our land repositioning initiatives and a shift in consumer demand to larger homes. Our revenue growth, combined with our actions to generate greater operating efficiencies and reduce sales incentives, increased our operating margin significantly and produced substantially better bottom line results. We also experienced robust net order growth and ended the quarter with our backlog value up 53% from a year ago. These results, in combination with our current strategic growth plans, the strengthening recovery of housing markets, low mortgage interest rates and firming consumer confidence, reinforce our optimism for the remainder of the year.”
“We also made major strides during the quarter to support accelerating our future growth,” continued Mezger. “We raised more than $330 million from the successful sale of convertible senior notes and common stock, maintained our aggressive pursuit of available opportunities by investing nearly $350 million in land and land development — more than triple the amount we invested in the year-earlier quarter — in desirable locations within strong growth markets. In March, we further bolstered our available financial resources by entering into a $200 million revolving credit facility. With an operational footprint that can be leveraged for substantial expansion, land positions in attractive markets across the country, and significant financial flexibility to amplify our investments in land and land development, we remain confident that we have a solid growth platform to expand our community count, deliveries and revenues as 2013 unfolds. Based on the strategic steps we have taken, our improved performance over the past year and the accelerating momentum we are seeing in our business, we are confident that we will achieve our profitability goal for 2013.”
Earnings Conference Call
The conference call on the first quarter 2013 earnings will be broadcast live TODAY at 8:30 a.m. Pacific Daylight Time, 11:30 a.m. Eastern Daylight Time. To listen, please go to the Investor Relations section of the Company’s website at www.kbhome.com.
About KB Home
KB Home is one of the largest and most recognized homebuilding companies in the United States. Since its founding in 1957, the Company has built more than half a million quality homes. KB Home’s signature Built to Order™ approach lets each buyer customize their new home from lot location to floor plan and design features. In addition to meeting strict ENERGY STAR® guidelines, all KB homes are highly energy efficient to help lower monthly utility costs for homeowners, which the Company demonstrates with its proprietary KB Home Energy Performance Guide® (EPG®). A leader in utilizing state-of-the-art sustainable building practices, KB Home was named the #1 Green Homebuilder in the most recent study by Calvert Investments and the #1 Homebuilder on FORTUNE magazine’s 2011 World’s Most Admired Companies list. Los Angeles-based KB Home was the first homebuilder listed on the New York Stock Exchange, and trades under the ticker symbol “KBH.” For more information about KB Home’s new home communities, call 888-KB-HOMES or visit www.kbhome.com.
Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to: general economic, employment and business conditions; adverse market conditions, including an increased supply of unsold homes, declining home prices and greater foreclosure and short sale activity, among other things, that could result in, among other negative impacts on our consolidated financial statements, additional impairment or land option abandonment charges, lower revenues and operating and other losses; conditions in the capital, credit and financial markets (including residential consumer mortgage lending standards, the availability of residential consumer mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to total capital, and our ability to adjust our debt level, maturity schedule and structure and to access the equity, credit, capital or other financial markets or other external financing sources, including raising capital through the public or private issuance of common stock, debt or other securities, and/or project financing, on favorable terms; our compliance with the terms and covenants of our revolving credit facility; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and resale homes, including lenders and other sellers of homes obtained through foreclosures or short sales; weather conditions, significant natural disasters and other environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including, but not limited to, the Dodd-Frank Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for residential consumer mortgage interest payments and property taxes, tax exemptions for profits on home sales, and programs intended to modify existing mortgage loans and to prevent mortgage foreclosures), the homebuilding industry, or construction activities;

decisions by lawmakers on federal fiscal policies, including those relating to taxation and government spending; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred, including our warranty claims and costs experience related to water intrusion issues at certain of our communities in Florida; legal or regulatory proceedings or claims; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned product, geographic and market positioning (including, but not limited to, our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count, open additional new home communities for sales and sell higher-priced homes and more design options, and our operational and investment concentration in markets in California and Texas), revenue growth, asset optimization, asset activation, local field management and talent investment, and overhead and other cost management strategies and initiatives; consumer traffic to our new home communities and consumer interest in our product designs and offerings, particularly higher-income consumers; cancellations and our ability to realize our backlog by converting net orders to home deliveries; our home sales and delivery performance in key markets in California and Texas; the manner in which our homebuyers are offered and whether they are able to obtain residential consumer mortgage loans and mortgage banking services, including from our preferred mortgage lender, Nationstar Mortgage; the performance of Nationstar Mortgage as our preferred mortgage lender; information technology failures and data security breaches; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

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(Tables Follow)
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KB HOME
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended February 28, 2013 and February 29, 2012
(In Thousands, Except Per Share Amounts — Unaudited)

	Three Months
	2013	2012
Total revenues	$405,219	$254,558
Homebuilding:
Revenues	$402,816	$251,895
Costs and expenses	(402,362)	(283,044)
Operating income (loss)	454	(31,149)
Interest income	204	135
Interest expense	(15,240)	(16,286)
Equity in loss of unconsolidated joint ventures	(435)	(72)
Homebuilding pretax loss	(15,017)	(47,372)
Financial services:
Revenues	2,403	2,663
Expenses	(835)	(835)
Equity in income of unconsolidated joint venture	1,091	142
Financial services pretax income	2,659	1,970
Total pretax loss	(12,358)	(45,402)
Income tax expense	(100)	(400)
Net loss	$(12,458)	$(45,802)
Basic and diluted loss per share	$(.16)	$(.59)
Basic and diluted average shares outstanding	79,401	77,090

KB HOME
CONSOLIDATED BALANCE SHEETS
(In Thousands — Unaudited)

	February 28, 2013	November 30, 2012
Assets
Homebuilding:
Cash and cash equivalents	$624,044	$524,765
Restricted cash	44,619	42,362
Receivables	65,630	64,821
Inventories	1,937,774	1,706,571
Investments in unconsolidated joint ventures	123,210	123,674
Other assets	102,578	95,050
	2,897,855	2,557,243
Financial services	2,782	4,455
Total assets	$2,900,637	$2,561,698

Liabilities and stockholders’ equity
Homebuilding:
Accounts payable	$108,325	$118,544
Accrued expenses and other liabilities	353,130	340,345
Mortgages and notes payable	1,963,753	1,722,815
	2,425,208	2,181,704
Financial services	2,294	3,188
Stockholders’ equity	473,135	376,806
Total liabilities and stockholders’ equity	$2,900,637	$2,561,698

KB HOME
SUPPLEMENTAL INFORMATION
For the Three Months Ended February 28, 2013 and February 29, 2012
(In Thousands — Unaudited)

	Three Months
	2013	2012
Homebuilding revenues:
Housing	$402,816	$251,895
Land	—	—
Total	$402,816	$251,895

	Three Months
	2013	2012
Costs and expenses:
Construction and land costs
Housing	$343,265	$231,832
Land	—	—
Subtotal	343,265	231,832
Selling, general and administrative expenses	59,097	51,212
Total	$402,362	$283,044

	Three Months
	2013	2012
Interest expense:
Interest incurred	$33,422	$28,408
Loss on early extinguishment of debt	—	2,003
Interest capitalized	(18,182)	(14,125)
Total	$15,240	$16,286

	Three Months
	2013	2012
Other information:
Depreciation and amortization	$1,436	$971
Amortization of previously capitalized interest	18,705	12,669

KB HOME
SUPPLEMENTAL INFORMATION
For the Three Months Ended February 28, 2013 and February 29, 2012
(Unaudited)

			Three Months
			2013	2012
Average sales price:
West Coast			$404,900	$340,600
Southwest			227,400	185,800
Central			186,500	164,800
Southeast			220,300	189,200
Total			$271,300	$219,000

			Three Months
			2013	2012
Homes delivered:
West Coast			509	309
Southwest			140	170
Central			571	487
Southeast			265	184
Total			1,485	1,150

			Three Months
			2013	2012
Net orders:
West Coast			530	289
Southwest			199	140
Central			653	547
Southeast			289	221
Total			1,671	1,197

	February 28, 2013		February 29, 2012
	Backlog Homes	Backlog Value	Backlog Homes	Backlog Value
Backlog data (dollars in thousands):
West Coast	705	$287,970	443	$150,638
Southwest	242	54,604	173	32,139
Central	1,231	235,759	1,078	177,998
Southeast	585	125,560	509	99,176
Total	2,763	$703,893	2,203	$459,951

KB HOME
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
For the Three Months Ended February 28, 2013 and February 29, 2012
(In Thousands, Except Percentages — Unaudited)
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s housing gross profit margin, excluding inventory impairment charges, which is not calculated in accordance with generally accepted accounting principles (“GAAP”). The Company believes this non-GAAP financial measure is relevant and useful to investors in understanding its operations, and may be helpful in comparing the Company with other companies in the homebuilding industry to the extent they provide similar information. However, because the housing gross profit margin, excluding inventory impairment charges is not calculated in accordance with GAAP, this measure may not be completely comparable to other companies in the homebuilding industry and, thus, should not be considered in isolation or as an alternative to the operating and financial performance measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement its respective most directly comparable GAAP financial measure in order to provide a greater understanding of the factors and trends affecting the Company’s operations.
Housing Gross Profit Margin, Excluding Inventory Impairment Charges
The following table reconciles the Company’s housing gross profit margin calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s housing gross profit margin, excluding inventory impairment charges:

	Three Months
	2013	2012
Housing revenues	$402,816	$251,895
Housing construction and land costs	(343,265)	(231,832)
Housing gross profits	59,551	20,063
Add: Inventory impairment charges	—	6,572
Housing gross profits, excluding inventory impairment charges	$59,551	$26,635
Housing gross profit margin as a percentage of housing revenues	14.8%	8.0%
Housing gross profit margin, excluding inventory impairment charges, as a percentage of housing revenues	14.8%	10.6%
Housing gross profit margin, excluding inventory impairment charges, is a non-GAAP financial measure, which the Company calculates by dividing housing revenues less housing construction and land costs before inventory impairment charges associated with housing operations recorded during a given period, by housing revenues. The most directly comparable GAAP financial measure is housing gross profit margin. The Company believes housing gross profit margin, excluding inventory impairment charges, is a relevant and useful financial measure to investors in evaluating the Company’s performance as it measures the gross profits the Company generated specifically on the homes delivered during a given period and enhances the comparability of housing gross profit margin between periods. This financial measure assists management in making strategic decisions regarding product mix, product pricing and construction pace. The Company also believes investors will find housing gross profit margin, excluding inventory impairment charges, relevant and useful because it represents a profitability measure that may be compared to a prior period without regard to variability of charges for inventory impairments.